                                                                   Exhibits 99.1

Company Contact:                                 Investor Contact:
Gary J. Dailey                                   Integrated Corporate Relations
Chief Financial Officer                          David Griffith/James Palczynski
EVERLAST WORLDWIDE INC.                          203-682-8200
212-239-0990

        EVERLAST WORLDWIDE INC. REPORTS RECORD FIRST QUARTER 2007 RESULTS

         -- First Quarter Net Revenues Increases 24% to $12.4 million --

            -- First Quarter EBITDA Increases 49% to $2.6 million --

       -- First Quarter EPS, Excluding Stock-Based Option Expense and Gain
       on Redemption of Preferred Stock in 2006, Increases 43% to $0.20 --

            -- Company announces expanded research and development of
                 product, marketing and distribution channels--

                    -- Company increases FY07 EPS Guidance--

      NEW YORK, New York, April 26, 2007 - Everlast(R)  Worldwide Inc.  (Nasdaq:
EVST), manufacturer,  marketer and licensor of sporting goods, apparel, footwear and other  active  lifestyle  products  under the  Everlast  brand  name,  today announced  its  financial  results for its fiscal 2007 first quarter ended March
31, 2007.

      For the first quarter ended March 31, 2007, net revenues  increased 24% to
$12.4 million,  compared to $10.0 million in the same period in 2006.  Growth in net revenue  resulted  from a 30%  increase in sporting  goods sales to a record
$9.0  million,  the third  consecutive  quarter of more than 30%  year-over-year sales growth.  The increase  resulted from expanded  distribution  and continued
strong sell-through for the Everlast brand. Net licensing revenues increased 11%
to approximately $3.3 million vs. $3.0 million in the first quarter of 2006. The growth was driven by organic  increases  in  licensing  income by our  worldwide licensees,  particularly in the United  Kingdom,  South Korea,  and Chile.  This
growth offset the  termination  of a European  equipment  licensee,  who was not acting in accordance with our product quality and distribution  standards.  This licensee has since been replaced and shipping of equipment in Europe will resume in Q3 of this year.

Everlast Reprts Results

      In the first  quarter  of 2007,  the  Company's  gross  margin  was 49.2%, compared  with  44.5% in the first  quarter a year ago.  The  increase  in gross profit  margin was  achieved  with an increase in revenues  from the more highly profitable licensing business and 780 basis points improvement in sporting goods gross  margins.  The  increase  in  sporting  goods  gross  margins was due to a
combination  of  higher  initial   margins  on  new  products,   logistical  and
operational  efficiencies,   and  improvements  in  sourcing,   benefiting  from
initiatives implemented in the second half of fiscal 2006.

      First quarter  operating income grew 53% to $2.2 million,  or 17.9% of net revenues,  versus the year-ago level of $1.5 million,  or 14.6% of net revenues.
This increase was primarily  driven by higher revenues and improved gross profit margins,  partially  offset by planned  increases in both marketing  development initiatives  and  increased  overhead  costs within  general and  administrative expenses to support our Global Brand Integration.

      Adjusted  earnings per diluted share for the first quarter of 2007, adding back  approximately  $0.04  of  non-cash  expense  associated  with  stock-based compensation,  was $0.20 per diluted share, 43% increase over adjusted  earnings of $0.14 per  diluted  share in 2006.  The first  quarter  2006 amount adds back
approximately   $0.02  of   non-cash   expense   associated   with   stock-based
compensation, and excludes the $0.52 non-recurring gain on the redemption of our
Series A Preferred Stock and prepayment of related notes payable recorded in the first  quarter of fiscal  2006.  The EPS growth was  achieved  in spite of a 13%
increase in diluted shares outstanding compared to the year ago period.

      Seth  Horowitz,  Chairman,  President  and  Chief  Executive  of  Everlast
Worldwide  Inc.,  said "We are very proud of the record  results we achieved for this first quarter.  The 24% increase in net revenues and continued  improvement in gross margins is enabling us to invest in our brand for both  short-term  and long-term growth to help us become the premier brand our consumers  expect.  Our recently concluded market research provided us with consumer  perceptions of the brand,  identified  global  market  opportunities  and enabled us to set forth a clear strategy for worldwide growth. We have established a clear, consistent and cohesive  brand and product  direction  and we have the network of  licensees to execute  it.  There is,  however,  the need for  greater  investment  in product development,  creative marketing  executions,  and  direct-to-consumer  business initiatives.  We believe our  aspiration to be a necessary  part of the lives of active consumers worldwide who train, compete and live within our brand ethos of strength,  dedication,  individuality  and  authenticity  can be met,  achieving
premier   athletic  brand  status,   with  this  investment  into  research  and

Everlast Reprts Results

development of products and materials and marketing  executions that can then be executed  efficiently and effectively and provide significant  profitable return by our strong team of 72 licensees."

      Mr.  Horowitz  continued,  "To deploy this brand message and carry out our growth  strategy,  over the next  year we will be  implementing  a Global  Brand
Integration.  This integration will be achieved by an extensive global marketing and product development deployment.  As part of this deployment,  we are excited to introduce a refreshed  Everlast  logo,  a global  company  icon,  uniform and consistent  worldwide packaging and an advertising  campaign all centered around our new tag-line,  "Greatness is Within" (TM).  This  marketing  message will be communicated and tailored around our product deployment,  targeted to capitalize on the growing  consumer trends of product  categories  "Train,  Compete,  Live"
within our sporting goods  equipment,  apparel and footwear  product  offerings.
This  strategy  will allow us to maximize the global  positioning  of our brand, utilizing the strengths of training,  competitive  and athleisure and sportswear products that we have exhibited in select  territories and select categories but never on a consistent global basis.

      "In addition, we will be re-engineering our  direct-to-consumer  business, which includes  e-commerce and catalogs,  which we believe will be a significant revenue  and profit  driver in 2008 and beyond.  This brand  message and product assortment will be communicated via  direct-to-consumer  and at retail in Spring
2008 domestically and by Fall of 2008 worldwide.

      "As we continue to execute on these initiatives, we believe we have a very scalable  business platform to provide us the flexibility and strength to obtain the "premier" brand status.  We believe this business  platform and our business model  provides us the growth drivers and  opportunities  which will give us the ability to invest in product and marketing  development that will be executed by our existing and growing licensee base, enhance our direct-to-consumer  business
and  provide  us  the  flexibility  to  enter  new  markets   through   creative
organizational  structures  that  will  collectively  enhance  our  revenue  and profitability for years to come."

      "And finally,  today Everlast has a proven and deep  executive  management team to carry out these  initiatives.  I am pleased to announce we have  further strengthened our management team with the addition of Mark Mackay as Senior Vice
President Global  Licensing.  Mark's prior global  experiences  include extended tenures at Reebok,  And 1 and Under  Armour,  where he helped grow their product

Everlast Reprts Results

assortments and revenues domestically and internationally  within a wide variety of licensing, distribution and partnership relationships."

      The Company  today  reported that it has increased its guidance for fiscal
2007.  The Company now expects to report net revenues in the range of $58 to $60 million versus its prior guidance of $56 to $58 million;  EBITDA in the range of
$11.9 to $12.4 million versus the prior range of $11.3 to $11.8 million; and now anticipate  earnings per fully diluted share,  adding back the expected $0.20 of non-cash  expense for stock based  compensation  of between  $1.00 and $1.04 per diluted share. This guidance  incorporates the planned  additional  spending for the  previously  discussed  deployment  of  the  Global  Brand  Integration  and re-engineering of our direct-to-consumer  business. Our fully diluted shares are expected to be approximately 4.4 million shares.

      The Company  will be  conducting  a  conference  call today to discuss its first  quarter 2007 results of operations  and financial  condition by hosting a conference call at 4:30 p.m. Eastern Time.  Parties  interested in participating in the  conference  call may  dial-in  at (866)  293-8970,  while  international callers may dial-in at (913)  312-1230.  The conference call will be webcast and can be accessed at  www.viavid.net.  A recording of the conference  call will be available  until May 10, 2007 by dialing  (888)  203-1112 or (719)  457-0820 for international callers, and entering the passcode of 7761314.

ABOUT EVERLAST WORLDWIDE INC.
Everlast  Worldwide  Inc. is a leading  designer,  manufacturer  and marketer of boxing and fitness related  sporting goods  equipment under the  well-recognized
Everlast brand name and a worldwide  licensor of the Everlast brand for apparel, footwear,  sporting  goods  equipment  and other active  lifestyle  products and accessories.  Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most  recognized  brands in the overall  sporting goods and apparel industries. In order to capitalize on the rich heritage and authenticity of the Everlast  brand,  the company has extended the Everlast  brand outside of the boxing  ring into  complementary  product  categories.  Our  strategy  is to
continue  to  leverage  the  unique   qualities   represented  by  the  Everlast
brand--Strength,  Dedication,  Individuality  and  Authenticity  -- to  become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle.

Everlast Reprts Results

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.

                                      # # #
                                 (Tables Follow)

Everlast Reprts Results

                      EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF INCOME

                                                          Three Months Ended
                                                               March 31,
                                                     ----------------------------
                                                         2007            2006
                                                      (Unaudited)     (Unaudited)

Net sales                                            $  9,049,000    $  6,967,000
Net license revenues                                    3,327,000       3,003,000
                                                     ------------    ------------
Net revenues                                           12,376,000       9,970,000
                                                     ------------    ------------

Cost of goods sold                                      6,293,000       5,529,000
                                                     ------------    ------------

Gross profit                                            6,083,000       4,441,000

Operating expenses:
    Selling and shipping                                2,069,000       1,566,000
    Stock based compensation costs                        161,000          84,000
    General and administrative                          1,635,000       1,337,000
                                                     ------------    ------------
                                                        3,865,000       2,987,000
                                                     ------------    ------------

Operating income                                        2,218,000       1,454,000
                                                     ------------    ------------

Other income (expense):
  Gain on early extinguishment of preferred                  --         2,032,000
  stock and prepayment of notes payable, net
  Interest expense and financing costs                   (917,000)       (668,000)
  Investment income                                         5,000           9,000
                                                     ------------    ------------
                                                         (912,000)      1,373,000
                                                     ------------    ------------

Income before provision for income taxes
                                                        1,306,000       2,827,000

Provision for income taxes                                572,000         343,000
                                                     ------------    ------------

Net income                                           $    734,000    $  2,484,000
                                                     ============    ============

Basic weighted average common shares                    4,067,000       3,619,000
outstanding
Diluted weighted average common shares                  4,431,000       3,909,000
outstanding

Net basic earnings per share                         $       0.18    $       0.69
                                                     ============    ============
Net diluted earnings per share                       $       0.17    $       0.64
                                                     ============    ============

Everlast Reprts Results

                           EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                                 CONSOLIDATED BALANCE SHEETS

                                                                March 31,      December 31,
                                                                   2007             2006
                                                              ------------     ------------
ASSETS

Current assets:
  Cash and cash equivalents                                   $    128,000     $    216,000
  Accounts and licensing receivables -  net                     10,138,000       15,649,000
       Inventories                                               8,675,000        8,766,000
  Prepaid expenses and other current assets                      1,144,000        1,098,000
                                                              ------------     ------------
       Total current assets                                     20,085,000       25,729,000

 Property and equipment, net                                     6,262,000        6,235,000
 Goodwill                                                        6,718,000        6,718,000
 Trademarks, net                                                22,664,000       22,664,000
 Restricted cash                                                 1,123,000        1,109,000
 Other assets                                                    2,640,000        2,821,000
                                                              ------------     ------------
                                                              $ 59,492,000     $ 65,276,000
                                                              ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                                  5,981,000        9,079,000
  Accounts payable                                               3,282,000        5,638,000
  Current maturities of long term debt                           4,040,000        3,953,000
  Mortgage payable                                               2,376,000        2,419,000
  Accrued expenses and other liabilities                         1,471,000        1,696,000
                                                              ------------     ------------
       Total current liabilities                                17,150,000       22,785,000

  Other liabilities                                              1,382,000          667,000
  Long term debt, net of current maturities                     18,420,000       19,161,000
                                                              ------------     ------------
Total liabilities                                               36,952,000       42,613,000
                                                              ------------     ------------

Stockholders' equity:
Common stock, par value $.002; 19,000,000 shares
   authorized, 4,066,525 outstanding                                10,000           10,000
Paid-in capital                                                 17,541,000       17,380,000
Retained earnings                                                5,716,000        6,000,000
                                                              ------------     ------------
                                                                23,267,000       23,390,000
  Less treasury stock                                             (727,000)        (727,000)
                                                              ------------     ------------
       Total stockholders' equity                               22,540,000       22,663,000
                                                              ------------     ------------

                                                              $ 59,492,000     $ 65,276,000
                                                              ============     ============

Everlast Reprts Results

                       EVERLAST WORLDWIDE INC. & SUBSIDIARIES

  RECONCILIATION OF OPERATING INCOME TO EBITDA EXCLUDING CERTAIN NON-CASH CHARGES

                                                           Three Months Ended
                                                                 March 31,
                                                         -------------------------

                                                             2007          2006
                                                         ----------     ----------
                                                         (Unaudited)   (Unaudited)

Operating  income as reported GAAP basis                 $2,218,000     $1,454,000
                                                         ----------     ----------

Adjustments:
Depreciation and amortization included in operating         217,000        160,000
 income
Non-cash stock based compensation                           161,000         84,000
                                                         ----------     ----------

Adjusted EBITDA (Earnings excluding certain costs
before interest, taxes, depreciation and amortization)   $2,596,000     $1,698,000
                                                         ==========     ==========

Note: To  supplement  its financial  statements  presented on a GAAP basis,  the
Company uses non-GAAP  additional measures of EBITDA adjusted to exclude certain non-cash costs in connection with stock based  compensation and warrant issuance costs.  The  Company  believes  that the use of  these  additional  measures  is
appropriate  to  enhance  an  overall   understanding   of  its  past  financial
performance.  These  adjustments to the Company's GAAP results are made with the intent  of  providing  both  management  and  investors  with  a  more  complete
understanding  of  the  underlying   operational  results  and  trends  and  its
marketplace performance.  The presentation of this additional information is not meant to be  considered  in  isolation  or as a  substitute  for net earnings or earnings per share  prepared in accordance  with generally  accepted  accounting principles in the United States.